SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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EPOCH BIOSCIENCES, INC.

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EPOCH BIOSCIENCES, INC.

21720 23rd Drive, SE, Suite 150
Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 22, 2003

TO THE STOCKHOLDERS OF EPOCH BIOSCIENCES, INC.

     The 2003 annual meeting of stockholders of Epoch Biosciences, Inc. (the “Company”), will be held at the Company’s offices in Bothell, Washington, on May 22, 2003 at 3:00 p.m. for the following purposes, as more fully described in the accompanying proxy statement:

(1)	To elect the following seven nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Frederick B. Craves, Ph.D.	William G. Gerber, M.D.
Richard L. Dunning	Herbert L. Heyneker, Ph.D.
Michael Y. Lucero	Riccardo Pigliucci
Sanford S. Zweifach

(2)	To approve the Company’s 2003 Stock Incentive Plan;

(3)	To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2003; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 7, 2003 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

William G. Gerber, M.D. President, Chief Executive Officer and Director

Bothell, Washington April 16, 2003

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

INTRODUCTION
QUORUM AND VOTING REQUIREMENTS
PROPOSAL ONE
ELECTION OF DIRECTORS
COMPENSATION COMMITTEE REPORT
OTHER EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
PROPOSAL TWO APPROVAL OF THE 2003 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL THREE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

Epoch Biosciences, Inc.

21720 23rd Drive, SE, Suite 150
Bothell, Washington 98021

_______________

PROXY STATEMENT
_______________

INTRODUCTION

     This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Epoch Biosciences, Inc., a Delaware corporation (the “Company”), for use at its 2003 annual meeting of stockholders to be held on May 22, 2003 at 3:00 p.m. at the Company’s offices in Bothell, Washington. This proxy statement and the accompanying proxy are being mailed to stockholders on or about April 18, 2003. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

     Holders of shares of common stock of the Company, or stockholders, who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Epoch Biosciences, Inc., 21720 23rd Drive, S.E., Suite 150, Bothell, Washington 98021, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted “for” the nominees for election of directors named in this proxy statement, “for” the approval of the Company’s 2003 Stock Incentive Plan, and “for” the ratification of KPMG LLP as the Company’s independent auditors.

QUORUM AND VOTING REQUIREMENTS

     The shares of common stock, $.01 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on April 7, 2003, the record date, will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the record date, there were 25,761,969 shares of common stock outstanding. No shares of the Company’s preferred stock, $.01 par value, were outstanding. The required quorum for the transaction of business at the annual meeting is a majority of the shares of common stock issued and outstanding on the record date. Each outstanding share is entitled to one vote on all matters, except as noted below. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and count toward the quorum. Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received instructions from its customers on such matters and the broker has so notified the Company on a proxy form in accordance with industry practice or has otherwise advised the Company that it lacks voting authority. As used herein, “broker non-vote” means the votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions.

     This proxy statement contains three proposals requiring stockholder action. Proposal 1 requests the election of directors to the Company’s Board. Proposal 2 requests the approval of the Company’s 2003 Stock Incentive Plan. Proposal 3 requests ratification of the Company’s independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

     Proposal 1 — Election of the director nominees named in this proxy statement — The seven (7) candidates receiving the highest number of affirmative votes will be elected as directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

     Proposal 2—Approval of the Company’s 2003 Stock Incentive Plan — To be adopted, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not effect the outcome. Abstentions will have the effect of votes against the proposal.

     Proposal 3 — Ratification of KPMG LLP as the Company’s independent auditors — To be ratified, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

     The Company’s Bylaws, as amended, authorize a total of nine (9) directors. Currently, there are seven (7) members of the Board of Directors. The election of directors shall be by the affirmative vote of the holders of a plurality of the shares voting in person or by proxy at the annual meeting. Broker non-votes and proxies marked “withheld” as to one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the seven (7) nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     The names and certain information concerning the seven (7) nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW. IT IS INTENDED THAT SHARES REPRESENTED BY THE PROXIES WILL BE VOTED “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE PERSONS NAMED BELOW UNLESS AUTHORITY TO VOTE FOR NOMINEES HAS BEEN WITHHELD IN THE PROXY. THE FOLLOWING INFORMATION REGARDING THE NOMINEES IS RELEVANT TO YOUR CONSIDERATION OF THE SLATE PROPOSED BY THE BOARD.

Directors

     All members of the Company’s Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

     The director nominees of the Company are as follows:

Name	Age	Position

Frederick B. Craves, Ph.D.	57	Chairman of the Board of Directors
William G. Gerber, M.D.	56	President, Chief Executive Officer and Director
Richard L. Dunning	57	Director
Michael Y. Lucero	40	Director
Herbert L. Heyneker, Ph.D.	59	Director
Riccardo Pigliucci	56	Director
Sanford S. Zweifach	47	Director

     Dr. Craves joined Epoch as Chairman of the Board of Directors in July 1993 and became Chief Executive Officer in April 1994. In September 1999, Dr. Craves turned over the duties of Chief Executive Officer to Dr. Gerber, who joined Epoch at that time, while Dr. Craves continued as the Chairman of the Board of Directors. Since January 1997, Dr. Craves has been Chairman of Bay City Capital, a merchant bank specializing in life sciences. From January 1994 until January 1997, Dr. Craves was a principal of the consulting firm Burrill & Craves. From January 1991 to May 1993, he was President and Chief Executive Officer of Berlex Biosciences, a division of Schering A.G., and Vice President of Berlex Laboratories, Inc., the U.S. subsidiary of Schering A.G. From 1981 to 1982, Dr. Craves was Chief Executive Officer and, from 1982 to June 1990, was Chairman, Chief Executive Officer and President of Codon, a biotechnology company. Following Codon’s acquisition by Schering A.G., Dr. Craves was President and Chief Executive Officer of Codon from June 1990 to December 1990. Dr. Craves received his Ph.D. in Pharmacology and Experimental Toxicology from the University of California, San Francisco. Dr. Craves is also Vice Chairman of the Board of Directors of NeoRx Corporation and of Reliant Pharmaceuticals, LLC, and a director of Incyte Genomics, Inc., EOS Biotechnology, Medarex, Inc., BioSeek Inc, and Cacheon, Inc.

     Dr. Gerber has served as Chief Executive Officer of Epoch Biosciences, Inc. since September 1999. He has also served as the President of the Company since March 2002. From April 1998 until July 1999, Dr. Gerber served as President and Chief Executive Officer of diaDexus LLC, a joint venture established by Incyte Pharmaceuticals, Inc. and SmithKline Beecham to apply genomic information and technologies to the discovery of novel diagnostic products. Dr. Gerber served as Vice President and Chief Operating Officer of Onyx Pharmaceuticals, Inc., a biotechnology firm involved in the discovery of novel cancer therapeutics from June 1995 until April 1998 and as President of Chiron Diagnostics from December 1991 until June 1995. Previously, he was Senior Vice President and General Manager of the PCR Division with Cetus Corporation. Dr. Gerber also has medical practice and managerial experience in emergency medicine and founded an urgent care center management company. He served on and was President of the Board of Medical Quality Assurance, State of California. He received his M.D. and B.S. from the University of California, San Francisco Medical Center after attending Dartmouth College. Dr. Gerber also serves on the Boards of Directors of Sangamo BioSciences, Inc., a developer of engineered transcription factors for the regulation of gene expression, and Pathway Diagnostics Corporation.

     Mr. Dunning has been a Director of Epoch since October 1996. From April 1996 through February 2001, Mr. Dunning served as the President, Chief Executive Officer and Director of Nexell Therapeutics, Inc. He was elected Chairman of the Board of Directors of Nexell in May 1999 and served in that capacity until October 2002. From 1991 to 1995, Mr. Dunning served as Executive Vice President and Chief Financial Officer of the Dupont Merck Pharmaceutical Company. Mr. Dunning received a B.A. in economics and an M.B.A. in finance from the University of Delaware.

     Dr. Heyneker has been a Director of Epoch since October 1999. He is the Chief Technology Officer and a founder of EOS Biotechnology, Inc., a company focused on identification of antibodies for cancer therapy, where he has been since its inception in 1997. From 1994 to 1996, Dr. Heyneker served as Chairman of the Board of ProtoGene Laboratories, Inc. which he co-founded. Dr. Heyneker was also a founder and Chief Executive Officer of GlycoGen, Inc., which later merged with Cytel Corporation. Dr. Heyneker became the first Vice President of Research of Genencor International, Inc., a joint venture between Genentech and Corning Glass Works, after joining Genentech as a senior scientist in 1978. He is Chairman of the Scientific Advisory Boards of Guava Technologies and PepScan Systems, a privately held company in the Netherlands. Dr. Heyneker also serves on the board of directors of PepScan Systems. He is an advisor for Abingworth Management, a venture capital firm in London, England, and for QIAGEN N.V. Dr. Heyneker received his undergraduate degree and Ph.D. from the University of Leiden, The Netherlands.

     Mr. Lucero joined the Board of Directors of Epoch in January 2002. Since October 2001 Mr. Lucero has served as Senior Vice President of Marketing at Fluidigm Corporation, a privately held developer of instrumentation for life-science research. Prior to joining Fluidigm, from April 1988, until October 2001, Mr. Lucero was the Vice President of Applications Marketing and R&D at Applied Biosystems Group, a unit of Applera Corporation, which develops and supplies genetic analysis systems for life science research and related applications. At Applied Biosystems Group, he was responsible for marketing and research and development for several of Applied Biosystems’ product lines. Mr. Lucero holds a Bachelor of Science in Biochemistry and an M.B.A. from the University of California at Berkeley.

     Mr. Pigliucci became a Director of Epoch in February 2000. Mr. Pigliucci is Chairman and Chief Executive Officer of Discovery Partners International, Inc., a San Diego, California-based corporation providing platforms, services, and information to augment the internal drug discovery efforts of pharmaceutical and biopharmaceutical companies. Previously, Mr. Pigliucci was Chief Executive Officer of Life Sciences International PLC from 1996 to 1997, a global supplier of scientific equipment and consumables to research, clinical and industrial markets. Prior to that, while serving at the Perkin-Elmer Corporation, a life sciences and analytical instrument company, he held numerous management positions, most recently as President and Chief Operating Officer. Mr. Pigliucci received his degree in Chemistry in Milan, Italy and is a graduate of the Management Program of Northeastern University, Boston, Massachusetts. Mr. Pigliucci is a director of Discovery Partners International, Biosphere Medical, Inc., a medical device company, and Dionex Corporation, a provider of instrumentation and related accessories and chemicals, and a trustee of The Worcester Foundation for Biomedical Research.

     Mr. Zweifach joined Epoch in January 1995 as President and Chief Financial Officer. Mr. Zweifach turned over the duties of Chief Financial Officer to Mr. Hogue in February 2001, and the duties of President to Dr. Gerber in March 2002. From July 1994 to September 1994, and since September 1996, Mr. Zweifach served and continues to serve as a director of Epoch. He is the President and Chief Executive Officer of Pathway Diagnostics Corporation., where he has served since November 2002. Mr. Zweifach served as the Chief Financial Officer of Bay City Capital from 1997 through January 2003, and as Managing Director of Bay City Capital from January 1999 through January 2003. Mr. Zweifach previously served as a Managing Director of The Olmsted Group, L.L.C., a merchant-banking firm, from 1995 to 1997. Mr. Zweifach was a Managing Director of D. Blech & Co. from 1991 to September 1994. Mr. Zweifach is a director of Bioren, Inc., and was a director of Maxia Pharmaceuticals, Inc., until its recent acquisition by Incyte Genomics, Inc. He is a Certified Public Accountant and holds an M.S. in Human Physiology from the University of California, Davis.

Board of Directors Meetings and Attendance

     The Board of Directors of the Company held seven (7) meetings during the fiscal year ended December 31, 2002. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he served, except that (1) Dr. Heyneker attended fifty-seven percent (57%) of the aggregate number of meetings of the Board and fifty percent (50%) of the aggregate number of meetings held by all committees of the Board on which he served, and (2) Mr. Pigliucci attended seventy-one percent (71%) of the aggregate number of meetings of the Board. There are no family relationships among any of the directors or executive officers of the Company.

Committees of the Board of Directors

     Audit Committee. The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is comprised of three directors selected by the Board of Directors of the Company. The current members of the Audit Committee are Richard L. Dunning, Michael Y. Lucero, and Riccardo Pigliucci. Herbert L. Heyneker, Ph.D. served on the Audit Committee through September 2002. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company’s independent auditors and to otherwise communicate and act upon matters relating to the review and audit of the Company’s books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company’s independent auditors. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. The Audit Committee held six (6) meetings during the fiscal year ended December 31, 2002.

     Compensation Committee. The Board of Directors as a whole performs the duties of the Compensation Committee, reviewing the performance of the executive officers of the Company and reviewing the compensation programs for other key employees, including salary and cash incentive payment levels and option grants under the Company’s stock option plan. The Compensation Committee held four (4) meetings during the fiscal year ended December 31, 2002.

     There is no standing nominating committee or other committee performing a similar function.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The Board of Directors serves as the Compensation Committee and is responsible for establishing compensation levels for the Company’s executive officers, establishing and administering performance-based compensation plans, evaluating the performance of the Company’s executive officers, and considering management succession and related matters.

     Compensation Policies and Philosophy. The Company’s executive compensation policies are designed to attract, retain and reward executives who contribute to the Company’s success, to provide economic incentives for executives to achieve the Company’s business objectives by linking the executives’ compensation to the performance of the Company, to strengthen the relationship between executive pay and stockholder value and to reward individual performance. The Company uses a combination of base salary, cash incentive payments and stock awards to achieve the aforementioned objectives. The Company’s goal for total compensation is to be competitive with other biotechnology enterprises. The program places significant emphasis on equity participation by granting stock options to align the interests of senior management with those of the Company’s stockholders.

     In carrying out these objectives, the Compensation Committee considers a number of factors, which include the level and types of compensation paid to executives in similar positions by comparable companies. In addition, the Compensation Committee evaluates corporate performance by looking at factors such as performance relative to competitors, performance relative to business conditions, and the success of the Company in meeting its financial objectives. The Compensation Committee also reviews the individual performance of each executive, including a review of the ability of a given executive to meet individual performance objectives, demonstration of job knowledge and skills, and the ability to work with others toward the achievement of the Company’s goals.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, establishes a limitation on the deductibility of compensation payable in any particular tax year to the Chief Executive Officer and the four most highly compensated other executive officers. The Company has not paid, and does not foresee any payment authorized in fiscal 2002 of any compensation that would be non-deductible under Section 162(m).

     Components of Compensation. Executives’ salaries are established in relation to a range of salaries for comparable positions among a peer group of other biotechnology companies of comparable size and complexity. The Company seeks to pay its executives salaries that are commensurate with the qualifications, duties and responsibilities and that are competitive in the marketplace. In determining annual salaries, the Compensation Committee looks at the Company’s financial position and performance, the contribution of the individual executive during the prior fiscal year in helping to meet the Company’s financial and business objectives, and the executives’ performance of their individual responsibilities.

     Executives’ annual cash incentive payments are used to provide executives with financial incentives to meet annual performance targets of the Company. Performance targets and cash incentive payment recommendations for executives other than principal executives are proposed by the management of the Company, reviewed and, when appropriate, revised and approved by the Compensation Committee. Cash incentive payment recommendations for the principal executives of the Company are determined by the Compensation Committee.

     The Compensation Committee believes that equity ownership by executives provides incentives to build stockholder value and align the interests of executives with the stockholders. Upon hiring executives, the Compensation Committee approves stock option or stock award grants to the officers under the Company’s stock option plan, subject to applicable vesting periods. Thereafter, the Compensation Committee periodically considers awarding additional grants under the Company’s stock option plan. The Compensation Committee believes that these additional grants provide incentives for executives to remain with the Company. Stock options and awards generally have value only if the price of the Company’s common stock increases over the exercise or grant price. The size of options or awards is usually based upon factors such as comparable equity compensation offered by other technology companies, the seniority of the executive and the contribution that the executive is expected to make to the Company. In determining the size of the periodic grants, the Compensation Committee considers prior grants to the executive, the executive’s performance during the current fiscal year and his or her expected contributions during the succeeding fiscal year.

     In 2002, executive officers were eligible to earn a cash bonus as a percentage of salary, upon attainment of specific Company performance goals set by the Compensation Committee as well as individual performance. The Compensation Committee assigns relative weights to these goals in formulating the amount of the awards, and, at year-end, determined what portions of the 2002 goals were met. Based on the overall performance of the Company and the individual executive officers, bonuses were paid to the following executive officers as a percent of their 2002 salary, Dr. Gerber — 38%, Dr. Mahoney —23%, Dr. Hoekstra — 18%, Mr. Hogue — 19% and Dr. Cabradilla — 14%. In addition, the Compensation Committee has the discretion to grant achievement awards of cash and/or stock options to individual executive officers. These achievement awards are intended to recognize an individual for outstanding contributions to the Company.

     Stock options are viewed as a basic element of the total compensation program and emphasize long-term Company performance, measured by the creation of stockholder value. Options under the Company’s existing stock option plans are granted to all employees. In determining the size of the grants, the Compensation Committee considers the amount and value of options currently held, but focuses primarily on the executive’s past and likely continued contribution to the Company, as well as the executive’s relative position within the Company. Although the Compensation Committee does not have a target ownership level for common stock holdings by executives and key employees, the Compensation Committee’s objectives are to enable such persons to develop and maintain a long-term ownership position in the common stock.

     Stock options to executive officers and employees are granted with exercise prices at least equal to the fair market value of the closing price of the Company’s common stock on the day before the grant date. The Company has generally awarded options to executives at the time of employment and promotion, and at discretionary intervals thereafter. The Compensation Committee seeks to keep its executive stock option compensation competitive with other biotechnology companies. Stock option exercisability is determined by the Compensation Committee. Options become exercisable in periods generally ranging from one to four years after date of grant. In certain cases, exercisability may be accelerated upon a change in control of the Company.

     Compensation of the Principal Executive Officer. The Compensation Committee reviews the performance of the principal executive officer of the Company, as well as other executives of the Company annually. As the principal executive officer of the Company, Dr. Gerber’s compensation was determined based on a subjective consideration of the various factors discussed above, including the performance of the Company, the individual performance of Dr. Gerber, a review of the compensation packages of executives in biotechnology companies similar in size and complexity to the Company, and Dr. Gerber’s performance compared to various objective and subjective goals established by the Compensation Committee. It is the practice of the Compensation Committee to set performance goals at the commencement of a fiscal year, to give a performance appraisal to the Chief Executive Officer at the end of the fiscal year, and to set payment of incentive payments based on the Chief Executive’s performance as measured against such objectives. Under Dr. Gerber’s employment agreement with the Company, his current base salary is $300,000 per year. Under the terms of the employment agreement, Dr. Gerber is also eligible for an incentive bonus equal to up to 40% of his base compensation based on the achievement of Company performance goals as established by the Compensation Committee. Based upon a review of Dr. Gerber’s performance and the achievement of performance goals in 2002, in February 2003 he was awarded a bonus of $115,000, or 38% of his 2002 salary. On the effective date of Dr. Gerber’s initial employment agreement with the Company in September 1999, Dr. Gerber received options to purchase 100,000 shares of the Company’s common stock in accordance with the Company’s employee stock option plan. In April 2000, the agreement was amended and restated, and Dr. Gerber received options to purchase an additional 100,000 shares of the Company’s common stock. In November 2001, Dr. Gerber received options to purchase an additional 100,000 shares of the Company’s common stock. In February 2003, the agreement was amended to extend the term of Dr. Gerber’s employment through April 2004. Upon a change in control of the Company, if Dr. Gerber is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Dr. Gerber’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     Dr. Gerber, Dr. Mahoney, Dr. Hoekstra, Mr. Hogue and Dr. Cabradilla each have employment agreements with the Company and their compensation is determined in accordance with the terms and conditions of such agreements, see the section of this proxy statement entitled “Employment and Severance Agreements.”

     Submitted by the Compensation Committee:

Frederick B. Craves, Ph.D.
William G. Gerber, M.D.
Richard L. Dunning
Michael Y. Lucero
Herbert L. Heyneker, Ph.D.
Riccardo Pigliucci
Sanford S. Zweifach

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Current Compensation Committee of the Company consists of the entire Board of Directors of the Company, none of whom, except for Dr. Gerber, is now, or was at any time during the last completed fiscal year of the Company, an officer or employee of the Company. Dr. Gerber, the Company’s Chief Executive Officer, serves on the Board of Directors of Pathway Diagnostics Corporation. Mr. Zweifach, who serves on the Board of Directors of the Company, is the President and Chief Executive Officer of Pathway Diagnostics. During fiscal year 2002, no other executive officer of Epoch served on the board of directors or compensation committee (or of its equivalent) of any entity which has one or more executive officers serving as members of Epoch’s Board of Directors or Compensation Committee.

Directors’ Fees

     Epoch pays all non-employee directors a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each audit committee meeting attended. Non-employee directors also receive a 10-year option to purchase 5,000 shares of common stock in November of each year under Epoch’s Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1993, at the then current fair market value. This option vests one year from the date of issuance. Non-employee directors who join the Board of Directors receive a similar option to purchase a pro rata number of shares based on the date they join the Board of Directors. Accordingly, when Mr. Lucero joined the Board in January 2002, he received an initial option to purchase 4,167 shares of common stock. All non-employee directors, including Mr. Lucero, received an option to purchase 5,000 shares of common stock in November of 2002.

OTHER EXECUTIVE OFFICERS

     Officers serve at the discretion of the Board of Directors. In addition to Dr. Gerber, the Company’s Chief Executive Officer and President, the other current executive officers of the Company are as follows:

     Dr. Walt Mahoney, 51, joined Epoch in January of 2002 as Senior Vice President, Research and Development. Prior to joining Epoch, from April 2001 until February 2002, he served as Chief Scientific Officer at Quantum Dot Corporation, a provider of solutions relating to the discovery and development of functionally validated novel drug targets at the cellular level. From 1998 to early 2001, he was responsible for the U.S. Chief Technology Office of Hoffmann-La Roche Inc., the prescription drug unit of Hoffmann-La Roche Ltd. From 1991 to 1998, he served as Director of Discovery Research at Boehringer Mannheim Corporation (Corange Technology Office), where he led U.S. discovery research in the areas of chimeric receptor-based assays, optical sensors, advanced electrochemical sensors, and molecular diagnostics. Prior to 1991 Dr. Mahoney held positions at Biotope, Inc. (which was acquired by Boehringer Mannheim), Sanofi-Synthelabo Inc., and DiaSorin Inc. (formerly ImmunoNuclear Corporation). He served as Professor of Genetics and Cell Biology at the University of Minnesota

from 1982 to 1989 and as a Clinical Fellow in the Department of Medicine, Division of Medical Genetics, at the University of Washington from 1980 to 1982. Dr. Mahoney has published more than 90 papers in scientific journals and currently serves on the board of directors of Integra Ventures, a venture capital firm focusing on life science companies, and MediMolecular, Ltd. Dr. Mahoney is also chairman of the Scientific Advisory Board of Integra Ventures. Dr. Mahoney holds a B.A. from the University of Washington and a Ph.D. from Purdue University and served as a Clinical Fellow in the Department of Medicine, Division of Medical Genetics, at the University of Washington.

     Merl Hoekstra, 43, joined Epoch as Vice President, Corporate Development in March of 2001. Prior to joining Epoch, Dr. Hoekstra served as Chief Science Officer and General Manager of Qbiogene, Inc., a global biotechnology company based in San Diego, California. From 1998 to the spring of 2000, Dr. Hoekstra was Vice President of Target Discovery at Signal Pharmaceuticals, Inc. From 1992 to 1998, Dr. Hoekstra was Senior Director, Science, at Icos Corporation, where he developed the operating plan for a spin-off company, Ceptyr, Inc. Prior to entering the biotechnology industry in 1992, Dr. Hoekstra served as Assistant Professor, Molecular Biology and Virology Labs at the Salk Institute. From July 1999 until July 2001 he served as Adjunct Professor of Pharmacology at University of California, San Diego. Dr. Hoekstra has published more than 65 manuscripts in journals such as Cell, Nature Genetics, Science and Current Biology and has made more than 75 scientific presentations worldwide on topics ranging from genetics and molecular biology to drug discovery and inhibitor development. Dr. Hoekstra has previously been a co-founder or Scientific Advisory Board member for Ceptyr, Cascade Oncogenics, Inc. and MycoGenetics, Inc. Dr. Hoekstra holds ten issued patents and six pending patent applications. He received a Ph.D. from Loyola University’s Stritch School of Medicine and a B.Sc. from the University of British Columbia.

     Bert W. Hogue, 45, joined Epoch in February of 2001 as Vice President, Finance and Chief Financial Officer. He became Secretary of the Company in May 2001. Prior to joining Epoch, from May 1999 to October 2000, Mr. Hogue served as Chief Financial Officer and Secretary for Apex Learning Inc., a privately held online learning company based in Bellevue, Washington. From January 1998 to May 1999, he served as Vice President — Finance and Administration for Verio West, an Internet service and web hosting provider and wholly owned subsidiary of Verio, Inc. From December 1994 to January 1998, Mr. Hogue served as Chief Financial Officer and Secretary of NorthWestNet, Inc., an Internet service provider purchased by Verio. From 1980 to 1994 Mr. Hogue worked for KPMG LLP, an international public accounting firm, in its Seattle and New York offices. Mr. Hogue received his B.A. in Business Administration from the University of Puget Sound.

     Cirilo Cabradilla, 55, joined Epoch in May 2002 as Vice President, Operations. Prior to joining Epoch, from 2001 to 2002, Dr. Cabradilla was Vice President of Genomics for BioSource International, Inc., a provider of reagent systems that enable pharmaceutical development and biomedical research. From 1995 to 2001, he served as Vice President of Molecular Biology for BioSource, responsible for research and development, product development, and manufacturing. From 1991 to 1995, Dr. Cabradilla was President of Keystone Laboratories, a start-up DNA oligo company that he founded and subsequently sold to BioSource in 1995. Prior to 1991, he was Vice President of Product Development for Vasocor, Inc., a medical technology company developing advanced noninvasive vascular diagnostic procedures. Dr. Cabradilla also served as Chief of the Molecular Virology Branch at the Centers for Disease Control from 1981 to 1985, Assistant Professor of Viral Oncology at the University of Pennsylvania’s School of Veterinary Medicine from 1976 to 1987, and was an NIH Fellow at the National Cancer Institute from 1974 to 1976. Dr. Cabradilla earned a B.S. and a Ph.D in Biochemistry from the University of California.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth compensation earned during the three fiscal years ended December 31, 2000, 2001 and 2002 by the Company’s President and Chief Executive Officer, and the other four (4) executive officers whose total salary and bonus during 2002 exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation Awards

					Securities
Name and Principal				Other Annual	Underlying	All Other
Position	Year	Salary($)	Bonus($)	Compensation($)	Options(#)	Compensation($)(1)

William G. Gerber	2002	$300,000	$115,000	—	—	—
Chief Executive Officer	2001	$285,585	$100,000	—	100,000	—
and President	2000	$256,260	$75,142	—	100,000	—
Walter Mahoney (2)	2002	$246,322	$57,500	—	150,000	$94,635	(3)
Senior Vice President,	2001	—	—	—	—	—
Research and	2000	—	—	—	—	—
Development
Merl Hoekstra (4)	2002	$205,000	$37,500	—	25,000	—
Vice President,	2001	$163,744	$40,000	—	100,000	$73,051	(5)
Corporate Development	2000	—	—	—	—	—
Bert W. Hogue (6)	2002	$175,000	$33,500	—	25,000	—
Vice President of	2001	$134,096	$32,000	—	100,000	—
Finance, Chief Financial	2000	—	—	—	—	—
Officer, and Secretary
Cirilo Cabradilla (7)	2002	$111,399	$15,000	—	100,000	$13,800	(8)
Vice President,	2001	—	—	—	—	—
Operations	2000	—	—	—	—	—

(1)	Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer’s salary and bonus.

(2)	Dr. Mahoney joined the Company as Senior Vice President, Research and Development, in January 2002.

(3)	Consists of $94,635 in additional compensation as reimbursement for relocation expenses.

(4)	Dr. Hoekstra joined the Company as Vice President, Corporate Development, in March 2001.

(5)	Consists of $73,051 in additional compensation as reimbursement for relocation expenses.

(6)	Mr. Hogue joined the Company as Vice President of Finance and Chief Financial Officer in February 2001.

(7)	Dr. Cabradilla joined the Company as Vice President, Operations, in May 2002.

(8)	Consists of $8,110 in additional compensation for housing expenses and $5,690 as reimbursement for relocation expenses.

Employment and Severance Agreements

     In September 1999, Epoch entered into an employment agreement with Dr. Gerber, the Company’s Chief Executive Officer and President. In April 2000, the agreement was amended and restated to provide for a two year period at a rate of $275,000 per year. In January 2002, the agreement was again amended and restated to provide for a term running through April 16, 2003, at a rate of $300,000 per year, effective as of September 1, 2001. In February 2003, the agreement was amended to extend the term of Dr. Gerber’s employment through April 2004. Under the terms of the employment agreement, Dr. Gerber is also eligible for an incentive bonus equal to up to 40% of his base compensation based on the achievement of performance goals as established by the Board of Directors. On the effective date of the original employment agreement in September 1999, Dr. Gerber received options to purchase 100,000 shares of the Company’s common stock in accordance with the Company’s employee stock option plan. In April 2000, when the agreement was amended and restated, Dr. Gerber received options to purchase an additional 100,000 shares of the Company’s common stock. In November 2001, Dr. Gerber received options to purchase an additional 100,000 shares of the Company’s common stock. Upon a change in control of the Company, if Dr. Gerber is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Dr. Gerber’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     In January 2002, Epoch entered into an employment agreement with Dr. Walt Mahoney, the Company’s Senior Vice President, Research and Development, for employment beginning in January 2002, at-will, with no defined term. Effective January 1, 2003, Dr. Mahoney’s salary is $260,000 per year. Under the terms of the agreement, Dr. Mahoney is also eligible for an incentive bonus equal to up to 30% of his base compensation based on the achievement of performance goals as established by the Board of Directors, and he received options to purchase 150,000 shares of the Company’s common stock in accordance with the Company’s employee stock option plan. Upon a change in control of the Company, if Dr. Mahoney is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Dr. Mahoney’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     In March 2001, Epoch entered into an employment agreement with Merl Hoekstra, the Company’s Vice President, Corporate Development, for employment at-will, with no defined term. Effective January 1, 2003, Dr. Hoekstra’s salary is $215,000 per year. Under the terms of the agreement, Dr. Hoekstra is also eligible for an incentive bonus equal to up to 25% of his base compensation based on the achievement of performance goals as established by the Board of Directors. He received options to purchase 100,000 shares of the Company’s common stock in March 2001 and options to purchase an additional 25,000 shares in May 2002 in accordance with the Company’s employee stock option plan. Upon a change in control of the Company, if Dr. Hoekstra is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Dr. Hoekstra’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     In February 2001, Epoch entered into an employment agreement with Bert W. Hogue, the Company’s Vice President of Finance, Chief Financial Officer and Secretary, for employment at-will, with no defined term. Effective January 1, 2003, Mr. Hogue’s salary is $195,000 per year. Under the terms of the agreement, Mr. Hogue is also eligible for an incentive bonus equal to up to 25% of his base compensation based on the achievement of performance goals as established by the Board of Directors. He received options to purchase 100,000 shares of the Company’s common stock in February 2001 and options to purchase an additional 25,000 shares in May 2002 in accordance with the Company’s employee stock option plan. Upon a change in control of the Company, if Mr. Hogue is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Mr. Hogue’s employment is terminated without cause he will receive severance pay equal to one year of salary.

     In May 2002, Epoch entered into an employment agreement with Dr. Cirilo Cabradilla, the Company’s Vice President, Operations, for employment at-will, with no defined term. Effective January 1, 2003, Dr. Cabradilla’s salary is $180,000 per year. Under the terms of the agreement, Dr. Cabradilla is also eligible for an incentive bonus equal to up to 25% of his base compensation based on the achievement of performance goals as established by the Board of Directors, and he received options to purchase 100,000 shares of the Company’s common stock in accordance with the Company’s employee stock option plan. Upon a change in control of the

Company, if Dr. Cabradilla is not retained by the Company in his current position, he will receive severance pay equal to one year of salary, and any of his unvested stock options will immediately become exercisable. Additionally, if Dr. Cabradilla’s employment is terminated without cause he will receive severance pay equal to one year of salary.

Option Grants During Fiscal 2002

     The following table sets forth the options granted to those persons listed in the summary compensation table above. Options granted have a term of ten (10) years, and are subject to earlier termination in some situations related to termination of employment.

Option/SAR Grants in Fiscal Year 2002 (1)

					Potential Realizable
					Value at Assumed Annual
	Number of	% of Total Options			Rates of Stock Price
	Securities	Granted to			Appreciation for Option Term (4)
	Underlying Options	Employees in	Exercise Price	Expiration
Name	Granted	Fiscal Year (2)	($/Share)	Date (3)	5%	10%

William Gerber	—	—	—	—	—	—
Walter Mahoney	150,000	26.4%	$2.47	1/07/12	$233,005	$590,482
Merl Hoekstra	25,000	4.4%	$1.67	5/23/12	$26,256	$66,539
Bert W. Hogue	25,000	4.4%	$1.67	5/23/12	$26,256	$66,539
Cirilo Cabradilla	100,000	17.6%	$1.70	5/13/12	$106,912	$270,936

(1)	The amounts in the table represent shares of the Company’s common stock covered by stock options granted to the named individual under the Company’s stock option plan. Each option becomes exercisable on a cumulative basis as to 25% of the option shares one year after the date of grant and as to an additional 2.08% of the option shares each monthly interval thereafter.

(2)	Options to purchase an aggregate of 568,667 shares of common stock were granted to employees, including the Named Executive Officers, during the fiscal year ended December 31, 2002.

(3)	Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4)	These columns present hypothetical future values of the stock obtainable upon exercise of the option net of the option’s exercise price, assuming that the market price of the Company’s common stock appreciates at a 5% and 10% compound annual rate over the ten year term of the options. The 5% and 10% rates of stock price appreciation are presented as examples pursuant to the rules and regulations of the SEC and do not necessarily reflect the Company’s estimate or projection of the Company’s future stock price performance. The potential realizable values presented are not intended to indicate the value of the options.

Option Exercises in Fiscal 2002 and Year-End Option Values

     The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002. Also reported are the values for “in the money” options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year-end price of Epoch’s common stock at $1.50 per share.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of
			Securities Underlying		Value of Unexercised
	Shares		Unexercised Options		In-the-money Options
	Acquired		at Fiscal Year-End		at Fiscal Year -End($)(1)
	on	Value
Name	Exercise	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William Gerber	0	0	276,470	23,530	0	0
Walter Mahoney	0	0	0	150,000	0	0
Merl Hoekstra	0	0	43,750	81,250	0	0
Bert Hogue	0	0	45,833	79,167	0	0
Cirilo Cabradilla	0	0	0	100,000	0	0

(1)	Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price of “in-the-money” options. The closing sale price for the Company’s common stock as of December 31, 2002 on The Nasdaq National Market was $1.50. On February 4, 2003, the Company’s common stock transitioned to The Nasdaq SmallCap Market from The Nasdaq National Market, where it had traded since May 2000.

Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth information as of March 31, 2003 about the beneficial ownership of Epoch’s common stock by each stockholder known to Epoch to be the beneficial owner of more than five percent (5%) of Epoch’s common stock, as well as each director, each of the named executive officers in the summary compensation table, and all directors and executive officers as a group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Amount and Nature
	of Beneficial	Percentage of
Name (1)	Ownership (2)	Outstanding Shares

Bradford T. Whitmore (3)	6,203,712	24.1%
Grace Brothers Ltd. (3)	4,978,193	19.3%
Spurgeon Corporation (4)	4,978,193	19.3%
Bay City Capital, LLC (6)	3,632,010	14.1%
Perkins Capital Management Inc. (7)	1,561,500	6.1%
Cirilo Cabradilla (8)	27,083	*
Fred Craves, Ph.D.(7)(9)	4,453,585	17.0%
Richard L. Dunning (10)	30,233	*
William G. Gerber, M.D. (11)	306,000	1.2%
Herbert L. Heyneker, Ph.D. (12)	16,081	*
Merl Hoekstra (13)	67,534	*
Bert W. Hogue (14)	65,066	*
Michael Y. Lucero (15)	4,167	*
Walt Mahoney, Ph.D. (16)	57,124	*
Riccardo Pigliucci (17)	13,781	*
Sanford S. Zweifach (18)	126,250	*
All executive officers and directors as a group (11 persons)(19)	1,534,894	5.7%
* Less than one percent

(1)	Unless otherwise indicated, the business address of each stockholder is c/o Epoch Biosciences, Inc., 21720 23rd Drive, SE, Suite 150, Bothell, Washington 98021.

(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2003 are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. 25,761,969 shares of common stock of the Company were outstanding as of March 31, 2003.

(3)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2003. Includes 4,978,193 shares of Common Stock held by Grace Brothers, Ltd. Mr. Whitmore is a general partner of Grace Brothers, Ltd. In such capacity, Mr. Whitmore shares voting and investment power with respect to the 4,978,193 shares of common stock held by Grace Brothers, and sole voting and investment power with respect to 1,225,519 shares of common stock. Address of stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(4)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2003. Address of stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(5)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2003. Consists of 4,978,193 shares of Common Stock held by Grace Brothers, Ltd. Spurgeon Corporation is a general partner of Grace Brothers and shares voting and investment power with respect to the shares of common stock held by Grace Brothers. Address of stockholder is 290 South County Farm Road, Third Floor, Wheaton, Illinois 60187

(6)	Based on information set forth in a Schedule 13D, filed with the Securities and Exchange Commission on November 6, 2002. Represents 2,880,000 shares held by Bay City Capital Fund I, L.P., 712,010 shares held by Bay City Capital Fund III, L.P., and 40,000 shares subject to a warrant held by Bay City Capital BD LLC exercisable within 60 days of March 31, 2003. Bay City Capital, LLC, serves as the advisor of both Bay City Capital Management LLC and Bay City Management III LLC. Bay City Capital Management LLC is the general partner of Bay City Capital Fund I, L.P. Bay City Management III LLC is general partner of Bay City Capital Fund III, L.P. Bay City Capital BD LLC provides investment banking services to Epoch. Dr. Craves, Ph.D., the chairman of Epoch, is the chairman and a manager of Bay City Capital, LLC, a manager of Bay City Capital Management LLC and Bay City Capital Management III LLC, and a member of Bay City Capital BD and Bay City Capital, LLC (in which Dr. Craves owns a 15% membership interest), and as such may be deemed a beneficial owner of owner of all of the shares held of record by Bay City Fund I, L.P. Bay City Capital Fund III, L.P., and Bay City Capital BD LLC (the “Bay City Shares”). Dr. Craves disclaims beneficial ownership of any Bay City Shares except to the extent, if any, of his actual pecuniary interest in those shares. Address of stockholder is 750 Battery Street, Suite 600, San Francisco, CA 94111.

(7)	Based on information set forth in a Schedule 13G/A, filed with the Securities and Exchange Commission on February 3, 2003, and supplemental information provided to the Company by Perkins Capital Management, Inc. Perkins Capital Management is registered investment advisor, holds all of such shares for the account of its client, and disclaims beneficial ownership thereof. Perkins Capital Management has sole dispositive power with regard to all of such shares and sole voting power over 433,500 of such shares. Address of stockholder is 730 East Lake Street, Wayzata, Minnesota 55391-1769.

(8)	Consists of 27,083 shares subject to options held by Dr. Cabradilla exercisable within 60 days of March 31, 2003.

(9)	Includes 83,334 shares which are held by Burrill & Craves, of which Fred Craves is a general partner. Also includes 3,632,010 shares which are held by Bay City Capital, LLC, in which Dr. Craves owns a 15% membership interest. See footnote (7). Dr. Craves disclaims beneficial ownership of the Bay City Capital shares except to the extent of his pecuniary interest therein. Includes 450,000 shares subject to options held by Dr. Craves exercisable within 60 days of March 31, 2003.

(10)	Consists of 30,233 shares subject to options held by Mr. Dunning exercisable within 60 days of March 31, 2003.

(11)	Includes 300,000 shares subject to options held by Dr. Gerber exercisable within 60 days of March 31, 2003.

(12)	Includes 15,479 shares subject to options held by Dr. Heyneker exercisable within 60 days of March 31, 2003.

(13)	Includes 62,499 shares subject to options held by Dr. Hoekstra exercisable within 60 days of March 31, 2003.

(14)	Includes 62,499 shares subject to options held by Mr. Hogue exercisable within 60 days of March 31, 2003.

(15)	Consists of 4,167 shares subject to options held by Mr. Lucero exercisable within 60 days of March 31, 2003.

(16)	Includes 53,124 shares subject to options held by Dr. Mahoney exercisable within 60 days of March 31, 2003.

(17)	Consists of 13,781 shares subject to options held by Mr. Pigliucci exercisable within 60 days of March 31, 2003.

(18)	Sanford Zweifach was the chief financial officer, managing director and a member of Bay City Capital, LLC, and a manager and member of Bay City Capital BD until January 2003, and owns a 4.8% membership interest in Bay City Capital, LLC, but he does not have voting or investment power over any shares held by Bay City Capital, LLC.

(19)	Includes directors’ and executive officers’ shares listed above, including shares subject to options exercisable within 60 days of March 31, 2003. Excludes the 2,880,000 shares held by Bay City Capital Fund I, L.P., 712,010 shares held by Bay City Capital Fund III, L.P., and 40,000 shares underlying a warrant held by Bay City Capital BD LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its directors, officers and any persons holding ten percent or more of the Company’s common stock were made with respect to the Company’s fiscal year ended December 31, 2002.

Certain Relationships and Related Transactions

     Bay City Capital, a merchant banking partnership that was formed by The Craves Group and The Pritzker Family business interests, owns, or beneficially owns through Bay City Capital Fund I, L.P., Bay City Capital Fund III, L.P. and Bay City Capital BD LLC, approximately a 14% equity interest in Epoch at March 31, 2003. The Chairman of Epoch’s Board of Directors, Fred Craves, Ph.D., is a founding partner of The Craves Group and is a Managing Director of Bay City Capital, LLC. Sanford S. Zweifach, a member of Epoch’s Board of Directors, was a Managing Director and Chief Financial Officer of Bay City Capital, LLC until January 2003.

     In November 2000, Epoch issued a fully vested five year warrant to purchase 40,000 shares of common stock at $10.19 per share to Bay City Capital BD LLC in lieu of cash fees under an agreement to provide Epoch with investment banking and consulting services. Under the agreement, Bay City Capital BD LLC provided advisory services on business opportunities, including mergers and acquisitions complimentary to Epoch’s existing business. Under the agreement, Bay City Capital BD LLC advised Epoch on the acquisition of Synthetic Genetics and received a cash payment of $250,000 for their investment banking services. Fred Craves, Ph.D., the Chairman of the Company’s Board of Directors, is the Chairman and Managing Director of Bay City Capital, LLC. Sanford S. Zweifach, a member of Epoch’s Board of Directors was a Managing Director and Chief Financial Officer of Bay City Capital, LLC at the time of the transaction. This agreement was amended in June 2002 to provide for the payment of a monthly retainer fee of $12,500 to Bay City Capital BD LLC for strategic advisory and consulting services. The amended agreement terminated on February 28, 2003.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The graph below compares the cumulative total stockholder return on the Company’s common stock with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Biotechnology Index for the period that commenced December 31, 1997 and ended December 31, 2002. This table does not forecast future performance of the Company’s common stock. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following graph and table shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

COMPARISON OF CUMULATIVE TOTAL RETURN

EPOCH BIOSCIENCES, INC. COMMON STOCK
NASDAQ COMPOSITE INDEX AND NASDAQ BIOTECHNOLOGY INDEX*

COMPARISON GRAPH

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

Epoch Biosciences, Inc.	$100	$109	$693	$1,400	$533	$320
Nasdaq Biotechnology Index	$100	$144	$291	$358	$300	$164
Nasdaq Composite Index	$100	$140	$259	$157	$124	$85

*	Assumes that the value of the investment in the Company’s common stock and each index was $100 on December 31, 1997, and reinvestment of dividends into the same security.

PROPOSAL TWO
APPROVAL OF THE 2003 STOCK INCENTIVE PLAN

     The Company’s currently existing equity incentive plan, the Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1993 (the “Prior Plan”), established in 1993, will expire pursuant to its terms in July 2003. The Board of Directors believes that it is in the best interests of the Company to have available an equity incentive plan for use as a part of its compensation strategy. The Board of Directors decided that it was preferable to implement a new plan rather than extend the term of the Prior Plan. Therefore, the Board of Directors approved on February 20, 2003, subject to stockholder approval, the 2003 Stock Incentive Plan (the “2003 Plan”). The purposes of the 2003 Plan are to enhance the Company’s ability to attract, motivate and retain the services of qualified employees, officers and directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, by providing them with an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

     The principal features of the 2003 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2003 Plan itself, a copy of which is attached hereto as Appendix A.

Description of the 2003 Plan

     As of April 15, 2003, there were 1,062,568 shares available for grant under the Prior Plan as options or rights to purchase. Upon the adoption of the 2003 Plan by the stockholders, the Prior Plan will be terminated and no further options or shares will be granted under the Prior Plan. 1,000,000 of those shares previously available under the Prior Plan will instead become available for grant under the 2003 Plan, and the balance of the previously authorized but ungranted or unissued options or rights to purchase in excess of 1,000,000 that remained available under the Prior Plan at such time will no longer be available for grant.

     Therefore, the approval of the 2003 Plan will initially authorize the Company to grant options and/or rights to purchase up to an aggregate of 1,000,000 shares of Common Stock, initially resulting in no net increase in the number of shares available for issuance under the Company’s equity compensation plans. As of the record date, no options have been granted under the 2003 Plan.

     On the first day of each fiscal year of the Company for a period of nine (9) years, commencing with the first day of the Company’s fiscal year 2004, the aggregate number of shares of common stock available for issuance under the 2003 Plan may automatically be increased, at the discretion of the Board of Directors, by a number of shares equal to no more than the lesser of (1) a number of shares equal to 2.5% of the total number of shares of the Company’s common stock outstanding on such date, calculated to include shares of common stock issuable as of such date upon conversion of all outstanding Company preferred stock, convertible notes, options and warrants (including all options authorized for issuance under the 2003 Plan) or (2) 750,000 shares of Common Stock. However, in no event may the number of shares authorized for issuance under the 2003 Plan together with any of the Company’s other stock incentive plans exceed eighteen percent (18%) of the total number of the Company’s fully diluted shares outstanding on such date, calculated to include shares of common stock issuable as of such date upon conversion of all outstanding Company preferred stock, convertible notes, options and warrants (including all options authorized for issuance under the 2003 Plan).

     In the event that all or any portion of any option or restricted stock granted or offered under the 2003 Plan, the Prior Plan or the Company’s Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1991 can no longer under any circumstances be exercised or is reacquired by the Company, the shares of common stock allocable to the unexercised portion of such option or such stock purchase agreement, or the shares so reacquired, will become available for grant or issuance under the 2003 Plan. Additionally, the number of shares available for issuance under the 2003 Plan will be subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company.

     Officers and other key employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an “Affiliated Company”) (including directors if they also are employees of the Company or an Affiliated Company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), will be eligible for selection to receive incentive options or restricted shares under the 2003 Plan. An employee who has been granted an incentive option or restricted shares may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the Administrator so determines. No incentive stock options may be granted to an optionee under the 2003 Plan if the aggregate fair market value (determined at the time of grant) of the stock with respect to which incentive stock options first become exercisable by such optionee in any calendar year under the stock option plans of the Company and any Affiliated Company exceeds $100,000.

     Officers and other key employees of the Company or of an Affiliated Company, any member of the Board of Directors, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares under the 2003 Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the Administrator so determines.

     In no event may any individual be granted options under the 2003 Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 500,000 shares. As of April 7, 2003, approximately 11 officers and directors of the Company, and 54 other employees of the Company were eligible to participate in the 2003 Plan.

     The 2003 Plan is to be administered by an “Administrator,” which, under the 2003 Plan, shall be either the Board of Directors or a committee appointed by the Board of Directors (the “Committee”). Subject to the provisions of the 2003 Plan, the Committee has full authority to implement, administer and make all determinations necessary under the 2003 Plan.

     The exercise price of incentive stock options shall not be less than the fair market value of a share of common stock at the time the option is granted. The exercise price of nonqualified options shall be determined by the Administrator, but for options granted to “Covered Employees” (as defined in the 2003 Plan), the exercise price must be at least 100% of the fair market value of a share of Common Stock at the time such option is granted. The exercise price of any incentive stock option granted to an optionee that owns at least 10% of the outstanding Common Stock shall not be less than 110% of the fair market value of a share of Common Stock at the time of grant. There is no minimum purchase price for restricted shares to be issued under the 2003 Plan (provided that such price shall not be less than fair market value for shares issued to the Chief Executive Officer or a Named Executive Officer). Without limiting the generality of the foregoing, the Committee may determine to issue restricted shares as consideration for continued employment or the achievement of specified performance goals or objectives.

     Payment of the exercise price may be made, in the discretion of the Committee, in cash, by check, by delivery of shares of the Company’s Common Stock, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable corporate law. The Committee has the authority to determine the time or times at which options granted under the 2003 Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to incentive stock options granted to optionees who own at least 10% of the outstanding common stock). Options are nontransferable, other than by will and the laws of descent and distribution or in any manner permitted by the Administrator that is not prohibited by the Code, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

     The Board of Directors may from time to time alter, amend, suspend or terminate the 2003 Plan in such respects as the Board of Directors may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board of Directors, the 2003 Plan will terminate on May 22, 2013. In the event of a change in control of the Company (as defined in the 2003 Plan), vesting of options will accelerate automatically unless the options are to be assumed by the acquiring or successor entity (or parent thereof) or substituted for by such entity with new options or other incentives with such terms and provisions as the Committee in its discretion may consider equitable. If options are assumed or replaced with new options or other incentives by an acquiring or successor entity (or parent thereof), then the options shall accelerate and become fully vested if the optionee is terminated under certain circumstances within a specified period of time (as provided in option agreements) following a change in control. However, the Administrator may at its discretion provide for other vesting arrangements in option agreements, including arrangements which provide for full acceleration of vesting upon a change in control whether or not the acquiring entity agrees to assume or substitute for existing options in such change in control.

New Plan Benefits

     The Board of Directors believes that the benefits or amounts that will be received by any participant under the 2003 Plan cannot be determined. The Board of Directors also believes that the benefits or amounts that would have been received by any person or group of persons under the 2003 Plan in fiscal year ended December 31, 2002, if the 2003 Plan had been in effect during that period, cannot be determined.

Summary of Federal Income Tax Consequences of the 2003 Plan

     The following is a brief summary of certain federal income tax consequences of participation in the 2003 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2003 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     Incentive Options. No taxable income will be recognized by an optionee under the 2003 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee’s death) before the expiration of either of the one-year or two-year periods described above will constitute a “disqualifying disposition.” A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an incentive option.

     The exercise of an incentive option may result in an “adjustment” for purposes of the “alternative minimum tax.” Alternative minimum tax is imposed on an individual’s income only if the amount of the alternative minimum tax exceeds the individual’s regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee’s regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

     Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of common stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

     Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when the Company’s repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

     If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

     Tax Withholding. Under the 2003 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 2003 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

Board Recommendation and Vote Required.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2003 PLAN. To be adopted, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are not entitled to vote on this matter, and therefore broker non-votes do not effect the outcome. Abstentions will have the effect of votes against the proposal. Proxies solicited by management for which no specific direction is included will be voted “for” the proposal to approve the 2003 Plan.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information regarding outstanding options, warrants and rights and shares reserved for future issuance under the Company’s existing equity compensation plans as of the fiscal year ended December 31, 2002. The Company’s stockholder approved plans consist of the Epoch Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1993 and the Epoch Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1991. The following table does not take into account the 2003 Stock Incentive Plan described in proposal 2.

Number of securities remaining
	Number of securities		available for future issuance
	to be issued upon		under equity compensation
	exercise of outstanding	Weighted-average exercise	plans as of December 31, 2002
	options, warrants and rights	price of outstanding options,	(excluding securities reflected
	as of December 31, 2002	warrants and rights	in column (a))
Plan category	(a)	(b)	(c)(1)

Equity compensation plans approved by security holders(2)	2,764,033	$3.17	896,035

Employee Stock Purchase Plan approved by security holders	—	—	—

Equity compensation plans not approved by security holders (3)	398,333	$3.01	0

Total	3,162,366	$3.15	896,035

(1)	The Epoch Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1993 and the Epoch Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1991, in addition to providing for the issuance of options, warrants and rights, also provide for the issuance of restricted stock awards and unrestricted stock awards up to the number of remaining shares authorized under such plans as set forth in column (c) above.

(2)	Includes the Epoch Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1993 and the Epoch Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan—1991.

(3)	Consists of non-stockholder approved arrangements described below.

Summary of Non-Shareholder Approved Equity Arrangements.

     In April 1998, the Company issued a warrant to purchase 300,000 shares of Common Stock to Joe Hedgpeth, a consultant of the Company, at $0.75 per share. The warrant vested at the rate of 2.083% per month over four years, and is now fully vested. As of December 31, 2002, a warrant to purchase 283,333 shares remained outstanding. The warrant is exercisable for a period of five years from the date of grant.

     In May 2000, the Company issued fully vested warrants to purchase 25,000 shares of our common stock to Stern and Company for public relations services. The warrants have exercise prices of $8.00 for 5,000 shares, $10.00 for 5,000 shares, $12.00 for 5,000 shares, $14.00 for 5,000 shares, and $16.00 for 5,000 shares. The warrants are exercisable for a period of three years from the date of grant.

     In September 2000, the Company issued a fully vested warrant to purchase 25,000 shares of common stock at $7.00 per share to First Security Van Kasper for consulting services related to a private placement and warrant call conducted by the Company in 2000. The warrant is exercisable for a period of five years from the date of grant.

     In November 2000, the Company issued a fully vested warrant to purchase 40,000 shares of common stock at $10.19 per share to a Bay City Capital entity managed by Bay City Capital, LLC in lieu of cash fees for investment banking and consulting services. Bay City Capital, a merchant banking partnership that was formed by The Craves Group and The Pritzker Family business interests, has a 14% equity interest in Epoch at December 31, 2002. The Chairman of Epoch’s Board of Directors, Fred Craves, Ph.D., is a founding partner of The Craves Group, and is the Chairman and Managing Director of Bay City Capital, LLC. Sanford S. Zweifach, a member of Epoch’s

Board of Directors was a Managing Director and Chief Financial Officer of Bay City Capital, LLC at the time of the transaction. The warrant is exercisable for a period of five years from the date of grant.

     In December 2000, the Company issued a five-year warrant to purchase 10,000 shares of common stock at $6.69 per share to Mark Matteucci, a consultant to the Company. The shares vest monthly over four years. If vested, the options may be exercised after termination of service for a period of ninety days following the effective date of termination. If the Company terminates the consultant without cause on or following a change in control, all of the unvested options will vest and become fully exercisable.

     In January 2002, the Company issued a warrant to purchase 15,000 shares of common stock at $2.53 per share to The Trout Group for investor relations services. The shares vested in equal monthly installments over one year. The warrant is exercisable for a period of five years from the date of grant.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2003, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     KPMG LLP has audited the Company’s financial statements annually since its fiscal year ended December 31, 1992. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

     The total fees billed for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s report on Form 10-K and the reviews of the financial statements included in the Company’s reports on Form 10-Q, and services that are normally provided by the Company’s auditor in connection with the Company’s statutory and regulatory filings or engagements were $67,500 for the year ended December 31, 2002, and $58,750 for the year ended December 31, 2001.

Audit-Related Fees

     Other than the fees reported under the heading “Audit Fees” above, no fees were billed by the Company’s principal auditor in the years ended December 31, 2001 and December 31, 2002 related to the performance of the audit or review of the registrant’s financial statements.

Tax Fees

     In the category of tax compliance, tax advice, and tax planning services, the total fees billed by the Company’s principal auditor for professional services rendered were $12,500 for the year ended December 31, 2002, and $12,500 for the year ended December 31, 2001, all for tax compliance services.

All Other Fees

     Except as set forth above, no fees were billed by the Company’s principal auditor in the years ended December 31, 2001 and December 31, 2002 for any other services other than those described above.

     The Audit Committee has considered whether the provision of other services, including tax services, is compatible with maintaining KPMG LLP’s independence.

Board Recommendation and Vote Required

     THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS. To be ratified, the proposal must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal. Proxies solicited by management for which no specific direction is included will be voted “for” the appointment of KPMG LLP as the Company’s independent auditors.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members are “independent” as required by and in compliance with the applicable rules of the Securities and Exchange Commission and National Association of Securities Traders in compliance with the listing standards of NASDAQ. The Audit Committee adopted a written charter outlining its responsibilities that was approved by the Board of Directors and was included as an appendix to the Company’s proxy statement for the 2001 annual meeting.

     Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes, as well as to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company’s external auditors.

     The Audit Committee held six (6) meetings during fiscal 2002. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and the Company’s independent auditors, KPMG LLP (KPMG). The Audit Committee discussed with KPMG the overall scope and plans for its audit. The Audit Committee has reviewed the Company’s audited financial statements and discussed such statements with management. The Audit Committee has discussed with KPMG, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended.

     The Audit Committee received from KPMG the written disclosures required by Independence Standards Board Standard No. 1 and discussed with them their independence. When evaluating KPMG’s independence, the Audit Committee considered whether KPMG’s provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to KPMG for audit and non-audit services. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and be filed with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

Richard L. Dunning Michael Y. Lucero Riccardo Pigliucci

STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at the Company’s 2004 annual meeting of stockholders and presentation in the Company’s proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than December 20, 2003, which is 120 calendar days prior to the anniversary of this year’s mailing date, in order to be considered for possible inclusion in the proxy statement for that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     SEC rules also establish a different deadline, the discretionary vote deadline, for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The discretionary vote deadline for the year 2004 annual meeting is March 4, 2004 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the discretionary vote deadline, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s year 2004 annual meeting.

     The Company was not notified of any stockholder proposals to be addressed at the 2003 annual meeting of stockholders. Because the Company was not provided notice of any stockholder proposal to be included in the proxy statement within a reasonable time before mailing, the Company will be allowed to use its voting authority if any stockholder proposals are raised at the meeting.

OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

April 16, 2003	William G. Gerber, M.D. President, Chief Executive Officer and Director

     Copies of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2002 are being mailed concurrently with this proxy statement to all stockholders of record as of April 7, 2003. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

APPENDIX A

EPOCH BIOSCIENCES, INC.

2003 STOCK INCENTIVE PLAN

     This 2003 STOCK INCENTIVE PLAN (the “Plan”) is hereby established by Epoch Biosciences, Inc., a Delaware corporation (the “Company”), adopted by its Board of Directors as of the 20th day of February, 2003, and approved by its stockholders as of the 22nd day of May, 2003 (the “Effective Date”).

ARTICLE 1.

PURPOSES OF THE PLAN

     1.1 Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers and directors (including non-employee officers and directors), and consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

     For purposes of this Plan, the following terms shall have the meanings indicated:

     2.1 Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

     2.2 Affiliated Company. “Affiliated Company” means any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively.

     2.3 Authorized Plan Shares. “Authorized Plan Shares” shall have the meaning set forth in Section 4.1(b).

     2.4 Board. “Board” means the Board of Directors of the Company.

     2.5 Calculation Date. “Calculation Date” shall have the meaning set forth in Section 4.1(b).

     2.6 Change in Control. “Change in Control” shall mean:

          (a) The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

          (b) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

          (c) A reverse merger in which the Company is the surviving entity, except for a transaction in which securities possessing fifty percent (50%) or less of the total combined voting power of all outstanding voting securities of the Company are transferred to or acquired by the acquiring entity;

          (d) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

          (e) The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

     2.7 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     2.8 Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 7.1 hereof.

     2.9 Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

     2.10 Consultant. “Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Affiliated Company; (ii) the services rendered by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person who has contracted directly with the Company or any Affiliated Company to render such services.

     2.11 Covered Employee. “Covered Employee” means the chief executive officer of the Company (or the individual acting in such capacity) and the four (4) other individuals that are the highest compensated officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act. Provisions in this Plan making reference to a Covered Employee shall apply only at such time that the Company is Publicly Held.

     2.12 Diluted Shares Outstanding. “Diluted Shares Outstanding” shall have the meaning set forth in Section 4.1(b).

     2.13 Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

     2.14 Effective Date. “Effective Date” means the date on which the Plan is approved by the Company’s stockholders, as set forth on the first page hereof.

     2.15 Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

     2.16 Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.

     2.17 Fair Market Value. “Fair Market Value” at any given time means the value of one share of Common Stock, determined as follows:

          (a) If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted at such time, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day for which a closing sale price is reported.

          (b) If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market at the time of valuation.

          (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

     2.18 Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

     2.19 Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

     2.20 NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

     2.21 Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.6 below, it shall to that extent constitute a Nonqualified Option.

     2.22 Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

     2.23 Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.

     2.24 Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

     2.25 Optionee. “Optionee” means a Participant who holds an Option.

     2.26 Participant. “Participant” means an individual or entity who holds an Option or Restricted Stock under the Plan.

     2.27 Purchase Price. “Purchase Price” means the purchase price per share of Restricted Stock.

     2.28 Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

     2.29 Service Provider. “Service Provider” means a Consultant or other natural person the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company (or any entity that is a successor to the Company) or an Affiliated Company has a significant ownership interest.

     2.30 Stock Purchase Agreement. “Stock Purchase Agreement” means the written agreement entered into between the Company and a Participant with respect to the purchase of Restricted Stock under the Plan.

     2.31 10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

     3.1 Incentive Options. Only employees of the Company or of an Affiliated Company (including officers of the Company and members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

     3.2 Nonqualified Options and Restricted Stock. Employees of the Company or of an Affiliated Company, officers of the Company and members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options or acquire Restricted Stock under the Plan.

     3.3 Section 162(m) Limitation. Subject to the provisions of Section 4.2, no employee of the Company or of an Affiliated Company shall be eligible to be granted Options covering more than 500,000 shares of Common Stock during any calendar year. The foregoing shall not apply until such time as required by Section 162(m) of the Code and the rules and regulations thereunder.

ARTICLE 4.

PLAN SHARES

     4.1 Shares Subject to the Plan.

          (a) A total of One Million (1,000,000) shares of Common Stock may be issued under the Plan, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

          (b) Notwithstanding Section 4.1(a) hereof and subject to the provisions of Section 4.2 below relating to adjustments upon changes in capital structure, on the first day of each fiscal year of the Company (the “Calculation Date”) for a period of nine (9) years, commencing with the first day of the Company’s fiscal year 2004, the aggregate number of shares of Common Stock that is available for issuance under the Plan shall automatically be increased by a number of shares determined by the Board, such number being no greater than the lesser of (1) 2.5% of the “Diluted Shares Outstanding”, or (2) 750,000 shares of Common Stock. However, on any Calculation Date, in no event shall the Board increase the number of shares of common stock available for issuance under the Plan to the extent such increase causes the “Authorized Plan Shares” to exceed Eighteen percent (18%) of the Diluted Shares Outstanding.

     “Diluted Shares Outstanding” shall mean, as of any Calculation Date, (1) the number of shares of outstanding Common Stock on such Calculation Date, plus (2) the additional number of shares of Common Stock issuable upon such Calculation Date assuming the conversion of all outstanding Company preferred stock and convertible notes, plus (3) the additional number of shares of Common Stock outstanding assuming the exercise of all Company options and warrants, plus (4) the number of authorized but unissued shares of common stock available for issuance under the Plan, as of such Calculation Date.

     “Authorized Plan Shares” shall mean, as of any Calculation Date, (1) the number of shares of common stock available for issuance under the Plan, plus (2) the additional number of shares of Common Stock outstanding assuming the exercise of all Company options (including options granted under the Plan and options granted under previous Company stock incentive plans).

          (c) In the event that (1) all or any portion of any Option or Restricted Stock granted or offered under the Plan (or pursuant to similar awards under the Company’s 1991 and 1993 plans) can no longer under any circumstances be exercised, or (2) any shares of Common Stock are reacquired by the Company which were initially the subject of an Incentive Option Agreement, Nonqualified Option Agreement or Stock Purchase Agreement (under the Plan or pursuant to similar awards under the Company’s 1991 and 1993 plans), the shares of Common Stock allocable to the unexercised portion of such Option or such Stock Purchase Agreement, or the shares so reacquired, shall again be available for grant or issuance under the Plan.

     4.2 Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be automatically made to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements and Stock Purchase Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

     5.1 Option Agreement. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement that shall specify the number of shares subject thereto, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable, including, without limitation, the imposition of any rights of first refusal and resale obligations upon any shares of Common Stock acquired pursuant to an Option Agreement. Each Option Agreement may be different from each other Option Agreement.

     5.2 Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value at the time the Incentive Option is granted, (b) the Exercise Price for Nonqualified Options granted to Covered Employees shall not be less than 100% of Fair Market Value at such time, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value at the time the Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

     5.3 Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock acquired pursuant to the exercise of an Option (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

     5.4 Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted. An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

     5.5 Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives, as shall be determined by the Administrator.

     5.6 Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock shall not, with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year, exceed $100,000.

     5.7 Nontransferability of Options. Except as otherwise provided by the Administrator in an Option Agreement and as permissible under applicable law, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and during the life of the Optionee shall be exercisable only by such Optionee.

     5.8 Rights as Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

     5.9 Unvested Shares. The Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease being an employee, a Service Provider, an officer, director or Consultant of the Company while owning such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.

ARTICLE 6.

RESTRICTED STOCK

     6.1 Issuance and Sale of Restricted Stock. The Administrator shall have the right to issue, at a Purchase Price determined by the Administrator (provided that such Purchase Price shall not be less than Fair Market Value for shares issued to a Covered Employee), shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives.

     6.2 Restricted Stock Purchase Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Stock Purchase Agreement until the Participant has paid the full Purchase Price to the Company in the manner set forth in Section 6.3 hereof and has executed and delivered to the Company the Stock Purchase Agreement. Each Stock Purchase Agreement shall be in such form, and shall set forth the Purchase Price and such other terms, conditions and restrictions of the Restricted Stock, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each Stock Purchase Agreement may be different from each other Stock Purchase Agreement.

     6.3 Payment of Purchase Price. Subject to any legal restrictions, payment of the Purchase Price may be made, in the discretion of the Administrator, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant that have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the

Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

     6.4 Rights as a Stockholder. Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock purchased pursuant to a Stock Purchase Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Stock Purchase Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Stock Purchase Agreement.

     6.5 Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Stock Purchase Agreement. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Stock Purchase Agreement may provide, in the discretion of the Administrator, that the Company shall have the right, exercisable at the discretion of the Administrator, to repurchase at the original Purchase Price any shares of Restricted Stock which have not vested as of the date of termination (the “Repurchase Right”).

     6.6 Vesting of Restricted Stock. The Stock Purchase Agreement shall specify the date or dates, the performance goals or objectives which must be achieved, and any other conditions on which the Restricted Stock may vest.

     6.7 Dividends. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.

ARTICLE 7.

ADMINISTRATION OF THE PLAN

     7.1 Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

     7.2 Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator (or the Committee, as the case may be; or the Administrator’s other delegate, to the extent and as approved by the Board of Directors and as permitted by applicable law) shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options or rights to purchase Restricted Stock shall be granted, the number of shares to be represented by each Option and the number of shares of Restricted Stock to be offered, and the consideration to be received by the Company upon the exercise of such Options or sale of such Restricted Stock; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements and Stock Purchase Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option or Stock Purchase Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement or Stock Purchase Agreement; (g) to accelerate the vesting of any Option or release or waive any repurchase rights of the Company with respect to Restricted Stock; (h) to extend the exercise date of any Option or acceptance date of any Restricted Stock; (i) to provide for rights of first refusal and/or repurchase rights; (j) to amend outstanding Option Agreements and Stock Purchase Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein;

and (k) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants.

     7.3 Limitation on Liability. No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 8.

CHANGE IN CONTROL

     8.1 Change in Control. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:

          (a) Vesting of all outstanding Options shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

          (b) Vesting of outstanding Options shall not accelerate if and to the extent that: (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefor, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

          (c) If any Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then if so provided in an Option Agreement, the vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

          (d) If outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

          (e) In the event of a Change in Control of the Company, all Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control, and the shares of Common Stock subject to such terminated Repurchase Rights shall immediately vest in full, except to the extent that: (i) in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Stock Purchase Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price, or (ii) such accelerated vesting is precluded by other limitations imposed by the Administrator in the Stock Purchase Agreement at the time the Restricted Stock is issued.

          (f) If, upon a Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of any Stock Purchase Agreement or the substitution of new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then, to the extent provided in such Stock Purchase Agreement, any Repurchase Right provided for in such Stock Purchase Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control pursuant to such terms and conditions as shall be set forth in the Stock Purchase Agreement.

          (g) The Administrator shall have the discretion to provide in each option Agreement or Stock Purchase Agreement other terms and conditions that relate to (i) vesting of such Option or Restricted Stock in the event of a Change in Control, and (ii) assumption of such Options or Stock Purchase Agreements or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option and Stock Purchase Agreement, and may be different from and have precedence over the provisions set forth in Sections 8.1(a) — 8.1(f) above.

          (h) Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

          (i) The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 9.

AMENDMENT AND TERMINATION OF THE PLAN

     9.1 Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Stock Purchase Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

     9.2 Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options or Restricted Stock may be granted under the Plan thereafter, but Option Agreements and Stock Purchase Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 10.

TAX WITHHOLDING

     10.1 Withholding. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised or Restricted Stock issued under the Plan. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option or as a result of the purchase of or lapse of restrictions on Restricted Stock or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 11.

MISCELLANEOUS

     11.1 Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

     11.2 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to limit the right of the Company or any Affiliated Company to discharge any Participant at any time.

     11.3 Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Stock Purchase Agreements, except as otherwise provided herein, will be used for general corporate purposes.

     11.4 Stockholder Approval. The Company shall obtain stockholder approval of the Plan within twelve (12) months before or after the adoption of the Plan by the Board of Directors.

PROXY	EPOCH BIOSCIENCES, INC Proxy Solicited by the Board Of Directors Annual Meeting of the Stockholders – May 22, 2003

     The undersigned hereby nominates, constitutes and appoints William G. Gerber, M.D., and Bert W. Hogue, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of EPOCH BIOSCIENCES, INC. which the undersigned is entitled to represent and vote at the 2003 annual meeting of stockholders of the Company to be held at the offices of the Company in Bothell, Washington on May 22, 2003, at 3:00 p.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 and 3.

1.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Election of the following nominees as directors: Frederick B. Craves, Ph.D., William G. Gerber, M.D., Richard L. Dunning, Herbert L. Heyneker, Ph.D., Michael Y. Lucero, Riccardo Pigliucci and Sanford S. Zweifach.

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space provided below.)

2.	APPROVAL OF THE COMPANY’S 2003 STOCK INCENTIVE PLAN:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS:

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” APPROVAL OF THE COMPANY’S 2003 STOCK INCENTIVE PLAN AND “FOR” RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.

Date , 2003

(Signature of stockholder)
Please sign your name exactly as it appears hereon.
Executors, administrators, guardians, officers of
corporations and others signing in a fiduciary
capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN
AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.